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                                                                     EXHIBIT 5.1

                                June 18, 2001

Telenetics Corporation
25111 Arctic Ocean
Lake Forest, CA  92630

                  Re:      Registration Statement on Form S-3 re
                           355,665 Shares of Common Stock
                           ------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Telenetics Corporation, a California corporation ("Company"), in connection with the filing of a registration statement to which this opinion is an exhibit ("Registration Statement") with respect to an aggregate of 355,666 shares of the Company's common stock, no par value per share ("Shares"), to be offered for resale by the beneficial owners thereof ("Selling Security Holders") together with the shares registered under registration statement no. 333-57334, which was declared effective on April 30, 2001 (the "Existing Registration Statement").

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so. We have also assumed that the Shares are and will be evidenced by appropriate certificates that have been properly executed and delivered.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares, when issued and sold in the manner described in the Existing Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

         You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws of the State of California and federal law as in effect on the date hereof, exclusive of state securities and blue sky laws, rules and regulations, and to all facts as they presently exist.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus incorporated by reference in Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the General Rules and Regulations of the Securities and Exchange
Commission.

                                                Very truly yours,

                                                /S/ RUTAN & TUCKER, LLP